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                                                                   Exhibit 10.15

                         XPEDIOR STOCK INCENTIVE PLAN


            AMENDED AND RESTATED NONSTATUTORY STOCK OPTION AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT is made as of the 22/ND/ day of March, 2000, between XPEDIOR INCORPORATED, a Delaware corporation (the "Company"), and Cynthia Shapiro Pogrund ("Employee") in order to carry out the purposes of the XPEDIOR STOCK INCENTIVE PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of common stock of the Company, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

                                       I.
                                  Definitions
                                  -----------

     1.1 Definitions. Wherever used in this Agreement, the following words and phrases shall have the meanings ascribed below, unless the context clearly indicates to the contrary, and all other capitalized terms used in this Agreement, which are not defined below, shall have the meanings set forth in the
Plan:

          1.1.1  "Act" shall mean the Securities Act of 1933, as amended.

          1.1.2 "Agreement" shall mean this nonstatutory stock option agreement between Employee and the Company.

          1.1.3 "Company's Stock Option Program" shall mean the program established by the Company setting forth the rules and regulations regarding the mechanics and payment methods for exercise of stock options under the Company's stock option plans, as such program may be amended from time to time.

          1.1.4  "Date of Grant" shall mean August 12, 1999.

          1.1.5 "Option" shall mean the right and option to purchase shares of Common Stock on the terms set forth in this Agreement and the Plan.

          1.1.6 "Parent Company Merger" shall mean the closing of the merger by and among Metamor Worldwide, Inc., a Delaware corporation ("Metamor"), PSINet Inc., a New York corporation, and PSINet Shelf IV Inc., a Delaware corporation.

          1.1.7 "Prior Agreement" shall mean that certain Nonstatutory Stock Option Agreement dated August 12, 1999 between the Employee and the Company.

          1.1.8 "Restricted Period" shall mean the period beginning on the date hereof and ending on the earlier of (i) the occurrence of the Parent Company Merger, (ii) the Spin-off, or (ii) December 16, 2001.

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          1.1.9  "Spin-Off" shall mean the date of completion of a spin-off of all of the Common Stock of the Company held by Metamor to its stockholders through dividend, share exchange, or similar transaction.


          1.1.10 "Vested Interest" shall mean the vested interest determined in accordance with Section IV.

                                      II.
                       Grant of Option and Purchase Price
                       ----------------------------------

     2.1 Grant of Option. The Company hereby irrevocably grants to Employee the Option to purchase all or any part of an aggregate of 175,000 shares of Common Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

     2.2 Purchase Price. The purchase price of the Common Stock purchased pursuant to the exercise of this Option shall be $6.91.

                                      III.
                               Exercise of Option
                               ------------------

     3.1 Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised in accordance with the Company's Stock Option Exercise Program; provided, however, that except as otherwise provided in this Section III, this Option (i) shall be exercisable only for the shares offered by this Option in which Employee has acquired a Vested Interest in accordance with Section IV and (ii) shall not be exercisable in whole or in part prior to the end of the Restricted Period.

     3.2 Termination of Employment. This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except as follows:

          3.2.1 If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination, but only as to the number of shares in which Employee had a Vested Interest as of the date Employee's employment so terminates; provided, however, notwithstanding any provision set forth in this Agreement to the contrary, Employee shall not have a Vested Interest in any shares if the Restricted Period has not ended as of the date Employee's employment so terminates.

          3.2.2 If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during

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     the period of one year following the date of Employee's death, but only as to the number of shares in which Employee had a Vested Interest as of the date of Employee's death; provided, however, notwithstanding any provision set forth in this Agreement to the contrary, Employee shall not have a Vested Interest in any shares if the Restricted Period has not ended as of the date of Employee's death.

          3.2.3 If Employee's employment with the Company terminates for any reason other than as described in Subparagraph 3.2.1 or 3.2.2 above, unless such employment is terminated for Cause, this Option may be exercised (A) by Employee at any time during the period of three months following such termination, or (B) if Employee dies during such three-month period, by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following the Employee's death, but in all such cases only (Y) as to the number of shares in which Employee had a Vested Interest as of the date Employee's employment so terminates, and
     (Z) if the Restricted Period has ended as of the date Employee's employment so terminates.

     3.3 Ten-Year Term. This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof.

     3.4 Method of Payment. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise by any method permitted by the Company's Stock Option Program; provided, that no fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock.

     3.5 Issuance of Certificate. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or any other person permitted to exercise this Option pursuant to the terms of the Plan and this Agreement) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

                                      IV.
                                    Vesting
                                    -------

     4.1 Vesting of Shares. Subject to the forfeiture provisions of Paragraph 4.3, Employee shall acquire a Vested Interest in the shares subject to this Option in accordance with Paragraph 4.2 below. Notwithstanding Employee's acquisition of a Vested Interest pursuant to this Section IV, no Option or portion thereof shall be exercisable by Employee prior to the time provided in
Section III or in any manner except as provided in Section III.

     4.2 36-Month Vesting Schedule. As long as Employee is continuously employed by the Company, Employee shall acquire a Vested Interest in 4861 shares subject to this Option per month for the first thirty five (35) months following the Date of Grant, and a Vested Interest in 4865 shares subject to this Option for the thirty-sixth (36/th/) month following the Date of Grant. Upon

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termination of Employee's employment with the Company for any reason, including, but not limited to, death and disability, Employee shall cease to acquire a Vested Interest in the shares subject to this Option.

     4.3 Forfeiture of Option. Employee shall forfeit this entire Option (including the portion of such Option in which Employee has acquired a Vested Interest) and any and all shares acquired pursuant to the exercise of such Option in accordance with Paragraph 5.2 of the Plan if the Committee determines that Employee has engaged in any Detrimental Activity.

                                       V.
                             Status of Common Stock
                             ----------------------

     5.1 Status of Common Stock. With respect to the status of the Common Stock, at the time of execution of this Agreement Employee understands and agrees to all of the following:

          5.1.1 The Company intends to register for issuance under the Act the shares of Common Stock acquirable upon exercise of this Option, and intends to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Common Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

          5.1.2 Employee agrees that the shares of Common Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.

          5.1.3 Employee agrees that (i) the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

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                                      VI.
                                 Miscellaneous
                                 -------------

     6.1 Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

     6.2 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company to: Xpedior Incorporated
                           One North Franklin, Suite 1500
                           Chicago, IL  60606
                           Attention: Senior Vice President, Human Resources

     With a copy to:       Xpedior Incorporated
                           35 Corporate Drive, 4th Floor
                           Burlington, MA 01803
                           Attention:  Senior Vice President and General Counsel

     If to Employee to:    Cynthia Shapiro Pogrund
                           9008 Tamaroa
                           Skokie, IL 60076

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices or changes of address shall be effective only upon receipt.

     6.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

     6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Illinois.

     6.5 Replacement and Termination of Prior Agreement. The parties expressly acknowledge and agreement that this Agreement supercedes and replaces the Prior Agreement in its entirety and, upon execution and delivery of this Agreement by the parties, the Prior Agreement shall immediately terminate and be of no further force and effect.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

                                 XPEDIOR INCORPORATED


                                 By: /s/ Caesar J. Belbel
                                     -------------------------------------------
                                         Caesar J. Belbel
                                         Senior Vice President, General Counsel
                                           and Secretary


                                 Cynthia Shapiro Pogrund



                                     /s/ Cynthia Shapiro Pogrund
                                     -------------------------------------------
                                 Social Security Number: 329-62-014

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